UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2012

Safe Technologies International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-17746	22-2824492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12075 NW 40th St., Bay 1
Coral Springs, FL 33065
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  954-756-5933

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT	3

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	3

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	3

SIGNATURE	4

EXHIBIT INDEX

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 23, 2012 (the “Dismissal Date”), Safe Technologies International Inc. (the “Company”) dismissed CohnReznick LLP (f/k/a J.H. Cohn LLP), as its registered public accounting firm.  The Company’s Board of Directors approved of the dismissal on June 6, 2012. There were no disputes or disagreements between CohnReznick LLP and the Company during the previous two fiscal years. The reports of CohnReznick LLP on the Company’s financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2010 and 2009, and through the Dismissal Date, the Company has not had any disagreements with CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick LLP’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the years ended December 31, 2010 and 2009, and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company provided CohnReznick LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested CohnReznick LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree, a copy of which is filed as Exhibit 16.1 herewith.

New independent registered public accounting firm

On August 23, 2012, the Company engaged Baum & Co, PA (“Baum”), as its new independent registered public accounting firm, to audit the Company’s financial statements. The decision to engage Baum was approved by the Company’s Board of Directors at a Board meeting called for such purpose.

During the Company’s two most recent fiscal years and through the date of the engagement of Baum, neither the Company nor anyone acting on its behalf consulted with Baum regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to the engagement of Baum, Baum did not provide the Company with any written or oral advice that Baum concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, the Company was notified the Christopher Kolb had resigned as an officer and director of the Company. Mr. Kolb had no disagreements with the Company.

On February 10, 2012 Mary McHenry was appointed as a director of the Corporation and also as secretary and treasurer. During the past two years Ms. McHenry has been an administrator with a real estate holding company, prior to that she was an administrative assistant with a executive office property management company and two years as a administrative assistant with a commercial painting company.   She has not had a bankruptcy or any criminal conviction. She is not related to any other member of the board or any officer of the Company.

Mr. Fleisher, a director of the Corporation was also appointed as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1           Letter from CohnReznick LLP dated December 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safe Technologies International, Inc.

Date: December 4, 2012	By:	/s/ Alan Fleisher
Alan Fleisher
Chief Operating Officer